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                                                                     EXHIBIT 3.1


                           CERTIFICATE OF ELIMINATION
                                       OF
                  SENIOR EXCHANGEABLE PREFERRED STOCK, SERIES A
                                       OF
                        SPANISH BROADCASTING SYSTEM, INC.


         Spanish Broadcasting System, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors by unanimous written consent of its members, duly adopted resolutions setting forth the proposed elimination of the Senior Exchangeable Preferred Stock, Series A, par value $.01 per share ("Series A Preferred Stock"), as set forth herein:

                  RESOLVED, that no shares of the Series A Preferred Stock are outstanding and none will be issued.

                  FURTHER RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed and recorded in Delaware of eliminating from the Amended and Restated Certificate of Incorporation of the Company all reference to the Series A Preferred Stock.

         SECOND: None of the authorized shares of the Series A Preferred Stock are outstanding and none will be issued.

         THIRD: In accordance with the provision of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all reference to the Series A Preferred Stock.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its duly appointed officer, this 27th day of March, 1997.

                                     SPANISH BROADCASTING SYSTEM, INC.


                                     By: \s\ Raul Alarcon, Jr.
                                         ---------------------------------------
                                         Name:  Raul Alarcon, Jr.
                                         Title: President & Chief Executive
                                         Officer